UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934, as amended

[X] Filed by the Registrant	[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Definitive Information Statement
[ ]	Confidential, for Use of the Commission (as permitted by Rule 14c)

PETLIFE PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant: N/A

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required.

[ ]	Fee based on table below per Exchange Act Rules 14C-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________________.

(2)	Aggregate number of securities to which the transaction applies: _________________________.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount of the filing fee is calculated and state how it was determined: ____.

(4)	Proposed maximum value of transaction: ____________________________________________.

(5)	Total fee paid:_________________________________________________________________.

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Rule 0-11 (a) (2) and identify the filing fee for which the offsetting fees was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PETLIFE PHARMACEUTICALS, INC.

10120 So. Eastern Avenue

Suite 213

Henderson, NV 89052

INFORMATION STATEMENT

This Information Statement (the “Information Statement”) is being furnished to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”) of record at the close of business on April 25, 2018 (collectively, the “Stockholders”) of PetLife Pharmaceuticals, Inc., a Nevada corporation (the “Company”), with respect to a proposed corporate action of the Company. This Information Statement is first being provided to the Stockholders on or about __________________.

The corporate action involves one (1) proposal (the “Proposal”) providing for the following:

1. To approve the increase in the total number of authorized shares of common stock from Seven Hundred Fifty Million (750,000,000) to Ten Billion (10,000,000,000).

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 25, 2018 ARE ENTITLED TO NOTICE OF THE PROPOSAL. A PRINCIPAL STOCKHOLDER WHO HOLDS FIFTY-FOUR AND 53/100 PERCENT (54.3%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAS VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Laura De Leon Castro
Laura De Leon Castro, Secretary

Henderson, Nevada

_____________________, 2018

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PETLIFE PHARMACEUTICALS, INC.

10120 So. Eastern Avenue

Suite 213

Henderson, NV 89052

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of PetLife Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about _____________, 2018__ to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”) of record at the close of business on April 25, 2018 (collectively, the “Stockholders”)

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on April 25, 2018 (the “Record Date”), of the corporate actions taken pursuant to the written consent of certain principal stockholders.

Specifically, on April 25, 2018, a holder of Fifty-Four and 53/100 percent (54.3%) our Common Stock voted to approve the corporate matters outlined in this Information Statement, consisting of: (i) To approve an increase in the number of authorized shares of Common Stock from Seventy-five Million (75,000,000) to Ten Billion (10,000,000,000).

Who Is Entitled To Notice?

All holders of shares of Common Stock on the close of business on the Record Date will be entitled to notice of each matter voted upon by a principal stockholder pursuant to the written consent of a principal stockholder. Specifically, the holder of a majority of the outstanding shares of Common Stock, which constitute a majority of all shares eligible to vote, has voted in favor of the Proposal listed in this notice. Under Nevada corporate law Section NRS 78.320, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than a majority (greater than 50.00%) of the holders of voting stock in lieu of a meeting of the stockholders.

Because the holder of more than fifty percent, i.e., 54.3% of the collective voting rights of the Common Stock, voted in favor of the Proposal no action by the minority stockholders in connection with the Proposal set forth herein is required.

PRINCIPAL STOCKHOLDER

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Delta 9 Pharmaceuticals, Inc. is the holder of 100,000,000 shares of Common Stock. The voting rights of Delta 9 Pharmaceuticals, Inc. represent 54.3% of the total issued and outstanding voting rights of the Company.

What Corporate Matters Have The Principal Stockholders Voted For?

The principal stockholder that holds a greater than a majority, 54.3% of the total issued and outstanding voting rights of the Company has voted by written consent for the approval and ratification of both of the Board of Directors proposal described in this Information Statement. (1)

Series of Stock	Shareholder	Shares in Series	Percent of Ownership in Series	Percent of All Voting Rights
Common Stock	Delta 9 Pharmaceuticals, Inc.	100,000,000	54.3%	54.3%

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Notes:

(1) Based on a total of 183,358,884 shares of Common Stock issued and outstanding as of April 25, 2018. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 25, 2018.

What is the Recommendation of the Board of Directors?

On April 24, 2018, the Board of Directors unanimously adopted resolutions approving the Proposal. The Board of Directors recommends adoption of the Proposal.

What Vote is Required to Approve the Proposal?

A vote of the majority of the voting rights of capital stock is required to approve the Proposal. As a result, a vote to approve the Proposal by a majority of the aggregate voting rights held by a holder of Common Stock is sufficient to approve the Proposal. In this instance, 54.3% of the voting right of the outstanding shares of voting stock have approved the Proposal.

PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following tables set forth certain information concerning the number of shares of our capital stock owned beneficially as of April 25, 2018 by: (i) each person (including any group) known to us to own more than five percent (5%) of any Series of our voting securities, (ii) our directors, and our named executive officers. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Series	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Ownership(1)

Common Stock	Laura De Leon Castro (2) Chief Executive Officer, President, Secretary, Treasurer, Principal Financial Officer, and Director	-0-	-0-

5% SHAREHOLDERS

Common Stock	Delta 9 Pharmaceuticals, Inc. 333 City Blvd. West Suite 1700 Orange, CA 92868	100,000,000 (Direct)	54.3%

Common Stock	Grand Street Ventures LLC 3 Grand Street Hanock, MD 21750	18,700,000 (Direct)	10.2%

Common Stock	Elite International Partners, Inc. 8233 Roxbury Road Los Angeles, CA 90069	3,100,000 (Direct)	7.14%

Notes:

(1) Based on 183,358,884 shares of our Common Stock, issued and outstanding on April 25, 2018. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 25, 2018.

(2) The address is 10120 So. Eastern Avenue, Suite 213, Henderson, NV 89052.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

We have no promoters and we have no control persons required to be disclosed other than those listed above.

Our executive officers and directors and their ages and titles as of April 25, 2018 are as follows:

Name and Address of Officer/Director(1)	Age	Position
Laura De Leon Castro	43	Chief Executive Officer, President, Secretary, Treasurer. Principal Financial Officer, and Chairman of the Board of Directors

Notes: (1) The address is 10120 So. Eastern Avenue, Suite 213, Henderson, NV 89052.

Laura De Leon Castro - Chief Executive Officer, President, Secretary, Treasurer, Principal Financial Officer, and Chairman of the Board of Directors

Laura De Leon Castro, age 43, was elected as Chief Executive Officer, President, Secretary, Treasurer, and Chairman of the Board of Directors on March 19, 2018. She was born and raised in the City of Monterrey, Mexico. She is a graduate of the law School of the University of Monterrey. Following her graduation in 1996, she was employed as attorney with a law firm in Monterrey, Mexico from 1997 to 2000. Thereafter, she served as the Assistant to the Chief Executive Officer of Gatorade Mexico from 2001 to 2003. During that period, she also became a certified Emergency Medical Technician. Following move to Spain in 2003, she has served as a volunteer Emergency Medical Technician.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been, during the past ten years:

(i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

(ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reverse, suspended, or vacated;

(vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspending or vacated, of any self-regulatory any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Significant Employees

We have no significant employees, other than our executive officer.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.

Audit Committee Financial Expert

Not applicable, as we do not presently have an audit committee.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our sole director acts as an executive officer of the corporation.

Board Meetings and Committees, Annual Meeting Attendance

Although we intend to establish an audit committee and compensation committee, our board of directors has not adopted any committees to the board of directors. Our board of directors held no formal meeting during the most recently completed fiscal year. All other proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

At each annual meeting of shareholders, directors will be elected by the holders of common stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are duly elected and qualified or until a director’s earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed by action of the majority of the board of directors or by a vote of the shareholders of our Company. Vacancies in our board of directors may be filled by a majority vote of the board of directors with such newly appointed director to serve until the next annual meeting of shareholders, unless sooner removed or replaced. We currently do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Code of Ethics

Given our limited operations, we have not adopted a Code of Ethic that applies to our officers, directors and employees in accordance with applicable federal securities laws. We expect that our Board of Directors will adopt a Code of Ethics in the near future.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the reports received and on the representations of the reporting persons, we believe that our current officer and sole director has not yet complied with all applicable filing requirements of Section 16(a) of the Exchange Act during the current fiscal year, but is currently in the process of doing so.

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EXECUTIVE COMPENSATION

Summary of Compensation

We paid no compensation to our executive officers and directors during the two quarters ended February 28, 2018.

We paid compensation to our executive officers and directors during the fiscal year ended August 31, 2017, as follows:

						Option and	All
Name and			Deferred		Stock	Warrant	Other
Principal Position		Salary	Compensation	Bonus	Awards	Awards	Compensation	Total

Dr. Ralph Salvagno (1)	2017	$240,000	$-	$-	$112,000	$-	$-	$352,000
Chief Executive Officer, Chief Financial Officer and Director

Dr. Vivek Ramana (2)	2017	$-	$-	$-	$-	$-	$-	$-
Chief Medical Officer

(1)	Dr. Salvagno was appointed as CEO, CFO and Director on June 9, 2016 and resigned on March 22, 2018,

(2)	Dr. Ramana was appointed as CMO on June 30, 2016.

Director		Fees Earned or Paid in Cash	Stock Awards	Warrant Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Vyvyan Campbell (1)	2017	$-	$-	$-	$-	$-	$-	$-

(1) Ms. Campbell was appointed as Director on September 6, 2016 and resigned on March 22, 2018.

Outstanding Equity Awards at Fiscal Year-End

The Company has granted options to an employee and to a consultant. Options activity for the year ended August 31, 2017 is as follows:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Options	Price	Terms	Value

Outstanding at August 31, 2016	4,000,000	$0.25

Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Expired	-	$-

Outstanding at August 31, 2017	4,000,000	$0.25	1.77	$369,200

Exercisable at August 31, 2017	4,000,000	$0.25

Employment Contracts

As of August 31, 2017 we terminated all employment agreement and, therefore, have no employment contracts, termination of employment or change-in-control arrangements with any of our executive officers or other employees.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Seventy Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share. As of April 25, 2018, One Hundred Eighty-three Million, Three Hundred Fifty-eight Thousand, Eight Hundred Eighty-four (183,358,884) shares of Common Stock were issued and outstanding. As of April 25, 2018, no shares of Preferred Stock were issued and outstanding. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation and our Bylaws.

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Common Stock

On April 25, 2018 (the “Record Date”), there were One Hundred Eighty-three Million Three Hundred Fifty-eight Thousand Eight Hundred Eighty-four (183,358,884) shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We had no shares of Preferred Stock issued and outstanding as of April 25, 2018.

Warrants

No warrants are outstanding as April 25, 2018.

Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Nevada Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that: (a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and (b) does business in the State of Nevada, either directly or through an affiliated corporation. Currently, we do not have 100 stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

Transfer Agent and Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our Common Stock and Preferred Stock. Their address is 1859 Whitney Mesa Drive, Henderson, NV 89014 and their telephone number is (702) 818-5898.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning PetLife Pharmaceuticals, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

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PROPOSAL 1 – INCREASE AUTHORIZED NUBMER OF SHARES OF COMMON STOCK OF THE COMPANY

The Company’s Board proposes to increase the authorized number of shares of Common Stock from Seventy-five Million (75,000,000) to Ten Billion (10,000,000,000) $0.001 par value per share.

Purpose of the Increase in Number of Authorized Shares of Common Stock

The purpose of the proposed increase in the number of authorized shares of common stock is to (i) to provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

Potential Effects of the Increase in Number of Authorized Shares of Common Stock

The Company does not believe that there are any potential effects with respect to the increase of the number of authorized shares.

Summary of Advantages and Disadvantages of Increase in Number of Authorized Shares of Common Stock

There are certain advantages of voting for the Increase in Number of Authorized Shares. The advantages include:

To provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

There are certain disadvantages of voting for the Increase in the Number of Authorized Shares of Common Stock. The disadvantages include:

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to increase the authorized number of shares of Common Stock from Seventy-five Million (75,000,000) to Ten Billion (10,000,000,000) $0.001 par value per share.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the increase in authorized. A certain principal stockholder that has voted in favor of this Proposal holds 54.3% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 10120 So. Eastern Avenue, Suite 213, Henderson, NV 89052; or by calling the Company at (855) 682-7853 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Laura De Leon Castro
Laura De Leon Castro, Secretary

Henderson, NV 89052

________________, 2018

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